UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2011
CVR PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35120 (Commission File Number)	56-2677689 (I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
(Address of principal executive offices,
including zip code)
Registrant’s telephone number, including area code: (281) 207-3200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) Compensatory Arrangements of Certain Officers
     CVR Energy, Inc. (the “CVR Energy”) is the sole member of CVR GP, LLC (“CVR GP”), the general partner of CVR Partners, LP (the “Partnership”). In addition, CVR Energy owns approximately 70% of the common units representing limited partner interests of the Partnership. The Partnership obtains certain management and other services from CVR Energy pursuant to an Amended and Restated Services Agreement between the Partnership, CVR GP and CVR Energy dated April 13, 2011 (the “Services Agreement”). In accordance with the Services Agreement, CVR Energy provides the Partnership with, among other things, services in capacities equivalent to the capacities of executive officers, including, without limitation, a chief financial officer.
     On November 29, 2011, CVR Energy and Edward Morgan, Chief Financial Officer of CVR Energy entered into an Amendment to Second Amended and Restated Employment Agreement (the “Amendment”), which amends the Second Amended and Restated Employment Agreement dated as of January 1, 2011 between CVR Energy and Mr. Morgan (as amended by the Amendment, the “Employment Agreement”). Pursuant to the Amendment, Mr. Morgan has agreed to continue to serve as Chief Financial Officer of CVR Energy for up to 120 days (or such earlier date as CVR Energy may determine in its discretion) following the date CVR Energy names a successor chief financial officer (“Successor CFO”). Upon the date selected by CVR Energy on which the Successor CFO takes over as Chief Financial Officer of CVR Energy (the “Transition Date”), Mr. Morgan will become Executive Vice President of Investor Relations of CVR Energy (“EVP of IR”). The term of the Employment Agreement will continue until the earlier of December 31, 2012 or the termination or resignation of Mr. Morgan’s employment in accordance with the Employment Agreement.
     Effective upon the Transition Date and continuing for the remaining term of the Employment Agreement while Mr. Morgan serves as EVP of IR (such period, the “Post-Transition Period”), Mr. Morgan will receive a base salary at the annual rate of $275,000 and will be eligible to receive an annual cash bonus for the portion of the year during the Post-Transition Period at a target rate of 40% of his annual base salary. Pursuant to the Amendment, Mr. Morgan will receive an award of restricted common stock on the last payroll date of 2011 with a fair market value on the grant date equal to $165,000, subject to the terms of the award agreement. The restricted common stock will vest in one-third annual increments beginning on the first anniversary of the grant date. If, during the Post-Transition Period, Mr. Morgan’s employment is terminated by CVR Energy without cause and other than for disability (as such terms are defined in the Employment Agreement) or Mr. Morgan resigns, then Mr. Morgan is entitled to receive (among other benefits described in the Employment Agreement) accelerated vesting of all unvested shares of restricted common stock then held by Mr. Morgan, including the December 2011 award.

     The description of the Amendment herein is qualified in its entirety by reference to the full text of the Amendment attached hereto, which is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
10.1	Amendment to Second Amended and Restated Employment Agreement, dated November 29, 2011 by and between CVR Energy, Inc. and Edward Morgan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: December 2, 2011

CVR PARTNERS, LP
By:	CVR GP, LLC, its general partner

By:	/s/ Edmund S. Gross
Edmund S. Gross,
Senior Vice President, General Counsel and Secretary